                                                                   Exhibit 3.1

                                     BY-LAWS
                                       OF
                          REGIONS FINANCIAL CORPORATION

                              ---------------------

                               ARTICLE I. OFFICES

Section 1.  Registered Office:

         The registered office shall be established and maintained at the office of the Corporation Trust Company, in the City of Wilmington, in the County of
New Castle, in the State of Delaware, and said corporation shall be the registered agent of this Corporation in charge thereof.

Section 2.  Other Offices:

         The Corporation may have other offices, either within or without the
State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require. The principal place of business of the Corporation shall be in Birmingham, Alabama.

                      ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1.  Annual Meetings:

         Annual meetings of stockholders for the election of Directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect Directors, and they may transact such other corporate business as may properly come before the meeting.

Section 2.  Other Meetings:

         Meetings of stockholders for any purpose other than the election of
Directors may be held at such time and place, within or without the State of
Delaware, as shall be stated in the notice of the meeting.

Section 3.  Voting:

         Each stockholder entitled to vote in accordance with the terms of the
Certificate of Incorporation and in accordance with the provisions of these
By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. All elections for Directors shall be decided by a plurality vote; all other questions shall be decided by a majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the
State of Delaware.

         The vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, except as otherwise provided by the Certificate of
Incorporation or the laws of the State of Delaware. Voting on all matters shall be by voice vote or by a show of hands unless the holders of ten percent (10%)
of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter. Without limiting the foregoing, more specifically provided in Article VII, paragraph 7 of the
Certificate of Incorporation of this Corporation, (1) any merger or consolidation with or into any other corporation, or (2) any sale or lease of all or a substantial part of the assets of the Corporation to any other corporation, person or entity, must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares of the Corporation entitled to vote, provided, however, that approval by 75% of the outstanding shares shall not be required if any proposed merger, consolidation, or similar transaction shall have been previously approved by the affirmative vote of at least 75% of the entire Board of Directors; or if any proposed merger, consolidation or sale or lease of the assets of the Corporation is with a corporation, the majority of the outstanding stock of which is owned by this Corporation.

         A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified at the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4.  Quorum:

         A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders. In determining whether a quorum is present, shares held by a subsidiary corporation owned by this Corporation, and treasury shares, shall not be counted. If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The shareholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. At any duly organized meeting, a vote of a majority of the stock represented thereat shall decide any question brought before the meeting.

Section 5.  No Shareholder Action by Consent:

         No action required to be taken at a meeting of stockholders may be taken without a meeting. The stockholders shall not have the power to consent in writing, without a meeting, to the taking of any such action.

Section 6.  Special Meetings:

         Special meetings of the stockholders for any purpose or purposes may be called by the Chief Executive Officer, the President, the Secretary, or by
resolution of the Directors.

Section 7.  Notice of Meetings:

         Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than fifty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 8.  Notice of Stockholder Business and Nominations:

         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the
Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the
Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange
Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder
(including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the
Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of
paragraph (A)(2) of this By-Law to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for
Director or specifying the size of the increased Board of Directors made by the
Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the
Corporation's notice of meeting (a) by or at the direction of the Board of
Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by Delaware law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this
By-Law, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service,
Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange
Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the
Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) the holders of any series of Preferred Stock to elect Directors under specified circumstances.

                             ARTICLE III. DIRECTORS

Section 1.  Number and Term:

         The number of Directors which shall constitute the whole Board shall be fixed, from time to time, by resolutions adopted by the Board of Directors, but shall not be less than three persons. The Directors shall be of three classes, so that approximately one-third in number of the Directors shall be elected at each annual meeting of stockholders and, except as hereinafter provided, each Director shall hold office for three years, or until his successor is elected and qualified, or until his earlier retirement, death, resignation or removal. Directors need not be residents of Delaware.

Section 2.  Resignations:

         Any Director or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time of its receipt by the Chief Executive Officer, the President, or the Secretary or at such other time as may be specified therein. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.  Vacancies:

         If the office of any Director or other officer becomes vacant, the remaining Directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 4.  Removal:

         Except as hereinafter provided, any Director or Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of holders of a majority of all the shares of stock outstanding and entitled to vote.

Section 5.  Powers:

         The Board of Directors shall exercise all the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the
Corporation or by these By-Laws conferred upon or reserved to the stockholders.

Section 6.  Meetings:

         A regular meeting of the Board of Directors shall be held immediately before or after the Annual Meeting of Stockholders. Additional meetings of the
Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Directors.

         Special meetings of the Board of Directors may be called by the Chief
Executive Officer, the President, or by the Secretary on the written request of a majority of the Board of Directors on at least two days' notice to each
Director and shall be held at such place or places as may be determined by the
Directors, or as shall be stated in the call of the meeting.

         Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of
Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each  other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 7. Quorum:

         A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 8.  Compensation:

         Directors shall not receive any stated salary for their services as
Directors or as members of committees, except that by resolution of the Board of Directors, retainer fees, meeting fees, and expenses of attendance at meetings may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 9.  Action Without Meeting:

         Any action required or permitted to be taken at any meeting of the
Board of Directors or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of
Directors or committee.

                              ARTICLE IV. OFFICERS

Section 1.  Officers:

         The officers of the Corporation shall be a President, such
Vice-Presidents as shall from time to time be deemed necessary, a Secretary, a
Comptroller, and such other officers as may be deemed appropriate. A Chairman of the Board may also be elected. All such officers shall be elected by the
Board of Directors and shall hold office until their successors are elected and qualified. None of the officers of the Corporation need be Directors. More than one office may be held by the same person.

Section 2.  Chairman of the Board:

         In the event that there is a Chairman of the Board, he shall preside at all meetings of the Board of Directors and stockholders. He shall have and perform such duties as usually devolve upon his office and such other duties as are prescribed by the By-Laws and by the Board of Directors.

Section 3.  Chief Executive Officer:

         The Chairman of the Board or the President, as may be designated by the
Board of Directors, shall serve as the chief executive officer of the
Corporation. Subject to the control of the Board of Directors, he shall be vested with authority to act for the Corporation, and shall have general and active management of the business of the Corporation and such other general powers and duties of supervision and management as usually devolve upon such office and as may be prescribed from time to time by the Board of Directors.

Section 4.  Vice-Chairman:

         In the event there is a Vice-Chairman of the Board, he shall preside at all meetings of the Board of Directors in the absence of the Chairman. He shall have and perform such duties as are prescribed from time to time by the
Board of Directors.

Section 5.  President:

         The President shall be the chief operating officer of the Corporation and shall perform such duties as usually devolve upon his office and such other duties as are prescribed by the By-Laws, by the Board of Directors, and by the
Chairman. In the absence or inability to act of the Chairman of the Board, the
President shall have and exercise all the powers and duties of such office. If the Chairman of the Board, the Vice-Chairman of the Board, or the President is
absent from any meeting of the Board of Directors or shareholders where either was to have presided, the other Directors shall elect one of their number to preside at the meeting.

Section 6.  Vice Presidents:

         The Vice Presidents shall perform such duties as may be assigned to them from time to time by the By-Laws, the Board of Directors, the Chairman of the Board, or the President.

Section 7.  Comptroller:

         The Comptroller shall have custody of all funds of the Corporation. He shall have and perform such duties as are incident to the office of Comptroller and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman, or the President.

Section 8.  Secretary:

         The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by those bodies. He shall have custody of the corporate seal, and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the
Corporation. The Secretary, or in his absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Corporation. He shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman, or the President.

Section 9.  Other Officers and Agents:

         The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 10.  Election and Term:

         The officers of the Corporation shall be elected annually by the Board of Directors. Each officer shall hold office at the pleasure of the Board of
Directors until his death, resignation, retirement, or removal.

                            ARTICLE V. MISCELLANEOUS

Section 1.  Certificates of Stock:

         A certificate of stock or certificates of stock, signed by the Chairman of the Board, the President or Vice-President, the Comptroller or an Assistant
Comptroller, or the Secretary or an Assistant Secretary, shall be adopted by the
Board of Directors and shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any or all of the signatures may be facsimiles.

Section 2.  Lost Certificates:

         The Board of Directors may order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of the
Corporation alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the Corporation or its authorized agent a bond in such sum as said Board may direct, as indemnity against any loss that the Corporation may incur by reason of such replacement of the lost certificate or certificates; but the Board of
Directors may, at their discretion refuse to replace any lost certificate of stock save upon the order of some court having jurisdiction in such matter and may cause such legend to be inscribed on the new certificate or certificates as in the Board's discretion may be necessary to prevent loss to the Corporation.

Section 3.  Transfer of Shares:

         The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books, and ledgers, or to the authorized agent of the
Corporation, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be expressed in the entry of the transfer.

         The Corporation may decline to register on its stock books transfers of stock standing in the name of infants, unless (a) the law of the state of which the infant is a resident relieves the Corporation of all liability therefor in case the infant or anyone acting for him thereafter elects to rescind such transfer, or (b) a court having jurisdiction of the infant and the subject matter enters a valid decree authorizing such transfer.

Section 4.  Fractional Shares:

         No fractional part of a share of stock shall ever be issued by this
Corporation.

Section 5.  Stockholders Record Date:

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.  Dividends:

         Subject to the provisions of the Certificate of Incorporation, the
Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any fund of the Corporation available for dividends, such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Directors shall deem conducive to the interests of the Corporation.

         The Corporation may decline to pay cash dividends to infant stockholders except where full and valid release may be granted by the infant or under a decree of court of competent jurisdiction.

Section 7.  Seal:

         The corporate seal shall consist of two concentric circles between which shall be "REGIONS FINANCIAL CORPORATION DELAWARE" with a representation of the Corporate Logogram in the center.

Section 8.  Fiscal Year:

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 9.  Checks:

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 10.  Notice and Waiver of Notice:

         Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the date of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of
Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 11. Indemnification of Officers, Directors, Employees, Agents and
Fiduciaries; Insurance:

(A)      The Corporation may indemnify, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of these By-Laws or as such laws may be amended from time to time, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Advisory
         Director, officer, employee, agent or fiduciary of the Corporation or any constituent corporation absorbed in a consolidation or merger, or serves as such with another corporation, or with a partnership, joint venture, trust or other enterprise at the request of the Corporation or any such constituent corporation.

(B)      The indemnification provided by this Section shall not be deemed exclusive of and shall be in addition to any other rights (whether created prior or subsequent to the adoption of these By-Laws) to which those indemnified may be entitled under any statute, rule of law, articles of incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity and as to action in another capacity while holding such office, and shall
         continue as to a person who has ceased to be a Director, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(C)      By action of the Board of Directors notwithstanding any interest of the
         Directors in such action, the Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of any person who is or was a Director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Section.

                             ARTICLE VI. AMENDMENTS

         These By-Laws may be amended, altered or repealed and By-Laws may be adopted at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be adopted is contained in the notice of such special meeting, by the affirmative vote of seventy-five percent (75%) of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of
Directors, or at a special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be adopted, is contained in the notice of such special meeting.